UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported)           OCTOBER 30, 2007
CRAWFORD & COMPANY

(Exact Name of Registrant as Specified in Its Charter)
Georgia

(State or Other Jurisdiction of Incorporation)

1-10356	58-0506554

(Commission File Number)	(IRS Employer Identification No.)

5620 Glenridge Drive, N.E., Atlanta, Georgia	30342

(Address of Principal Executive Offices)	(Zip Code)
(404) 256-0830

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
(a) Amendment to Bylaws.
     Effective October 30, 2007 the Board of Directors of Crawford & Company (the “Company”) amended Article V of the Company’s Restated Bylaws to allow for the issuance and transfer of uncertificated shares. Sections 1 and 2 of Article V “Stock and Stock Transfers” of the Restated Bylaws were replaced in their entirety to comply with the New York Stock Exchange requirement that securities listed on the NYSE be eligible for participation in the Direct Registration System by January 2008. The Direct Registration System allows investors to have securities registered in their names without the issuance of physical certificates, and to electronically transfer securities to broker-dealers in order to effect transactions without the risks and delays associated with transferring physical certificates. Prior to this amendment, the Bylaws were silent on the issuance and transfer of uncertificated shares, but such issuance was allowed under Georgia law. Attached as Exhibit 3.1 hereto are the Company’s Restated Bylaws in their entirety.
Item 9.01      Financial Statements and Exhibits.
     (c)      Exhibits
     The following exhibit is filed herewith:

Exhibit Number	Descriptions

3.1	Restated Bylaws of Crawford & Company

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRAWFORD & COMPANY

	By:	/s/ Allen W. Nelson

Allen W. Nelson, Executive Vice President - General Counsel & Corporate Secretary

Dated: November 1, 2007